EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128700) pertaining to the 1998 Stock Option Plan, as amended, of Prospect Medical Holdings, Inc., of our report dated December 21, 2005, with respect to the consolidated financial statements and schedule of Prospect Medical Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2005.

/s/ Ernst & Young LLP

Los Angeles, California

December 21, 2005